Exhibit 10.1

SEPARATION AGREEMENT

THIS SEPARATION AGREEMENT (this “Agreement”), dated as of January 29, 2015, is entered into by and among Sterling Bancorp, a Delaware corporation (the “Company”), Sterling National Bank, a national bank organized and existing under the laws of the United States of America (the “Bank”), and Howard M. Applebaum (the “Executive”).

WHEREAS, the Executive currently serves as Executive Vice President, President Specialty Lending Group of the Company and the Bank and will continue to do so through February 13th, 2015 (the “Resignation Date”);

WHEREAS, the Company, the Bank, and the Executive are parties to that certain Employment Agreement, dated as of April 3, 2013, as amended (the “Employment Agreement”); and

WHEREAS, the Company and the Executive now desire to enter into a mutually satisfactory arrangement concerning, among other things, the Executive’s separation from service with the Company and the Bank on the Resignation Date, and other matters related thereto.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Bank, and the Executive hereby agree as follows:

1. Separation from Service.

(a) Resignation. The Executive hereby acknowledges and agrees that the Executive’s employment with the Company and the Bank shall terminate as a result of the Executive’s resignation on the Resignation Date (the “Resignation”). The Executive acknowledges that, effective on the Resignation Date and by virtue of executing this Agreement, and without any further action by the Executive, the Executive hereby resigns the Executive’s positions as Executive Vice President, President Specialty Lending Group of the Company and the Bank and as a member of the board of directors of, or as a manager, officer, or any other position with, the Company, the Bank, or any of the Company’s or the Bank’s affiliates.

(b) Acknowledgments. The Executive acknowledges and agrees that for purposes of all plans, agreements, policies, and arrangements of the Company, the Bank, and their respective affiliates in which the Executive participated or to which Executive was a party (including, without limitation, the Employment Agreement), the Resignation shall be a voluntary separation. Moreover, in the case of any such plan, agreement, policy, or arrangement that includes the concept of resignation with “good reason” or a similar term of like meaning, the Executive agrees that the Resignation shall be considered to have been made without “good reason” or such similar term. Further, from and after the date hereof, the Executive waives any right to resign from the Company and its affiliates for “good reason” or a similar term of like meaning for purposes of any plan, agreement, policy, or arrangement of the Company, the Bank, and their respective affiliates (including, without limitation, the Employment Agreement).

2. Payments; Benefits.

(a) Accrued Obligations. As soon as practicable after the Resignation Date, the Executive shall receive a payment equal to the Executive’s accrued but unpaid salary through the Resignation Date. Following the Resignation Date, the Executive shall also be entitled to any vested amount arising from the Executive’s participation in, or benefits under, any employee benefit plans, programs, or arrangements, which amounts shall be payable in accordance with the terms and conditions of such employee benefit plans, programs, or arrangements and applicable law.

(b) Separation Pay and Benefits. Subject to the Executive’s execution and delivery of a release of claims in favor of the Company, substantially in the form attached hereto as Exhibit A (the “Release”), within 21 days following the Resignation Date (and non-revocation within the time period set forth therein), and the Executive’s continued compliance with the covenants set forth in Sections 8 and 9 of the Employment Agreement, the Company shall provide the Executive with the following:

(i) an amount equal to $138,000, payable in a lump sum within 30 days following the Resignation Date;

(ii) an amount in respect of the Executive’s 2014 annual bonus equal to $112,000, payable in a lump sum within 30 days following the Resignation Date;

(iii) accelerated vesting and settlement of the unvested portion of the Retention Award (as defined in the Employment Agreement) (i.e., 34,130 restricted stock units) held by the Executive that was granted to the Executive on October 31, 2013;

(iv) accelerated vesting of the 2,419 shares of unvested restricted stock held by the Executive that were granted to the Executive on October 23, 2014; and

(v) during the 18-month period commencing on the first month following the Resignation Date, a monthly cash payment equal to the sum of the monthly COBRA health plan and dental plan premiums in effect as of the Resignation Date for the level of coverage in effect for the Executive under the Company’s group health plan and group dental plan, respectively (collectively, the “COBRA Premiums”); provided that the first such installment shall be paid no earlier than the date on which the Release becomes non-revocable in accordance with its terms (the “Release Date”) and the first payment shall include any portion of the COBRA Premiums that would have otherwise been payable during the period between the Resignation Date and the Release Date.

3. Sole Consideration. Except as specifically provided in Section 2 of this Agreement, the Executive shall be entitled to no compensation or benefits from the Company, the Bank, or their respective affiliates with respect to the Executive’s employment with the Company and the Bank or the termination thereof.

4. Restrictive Covenants; Clawback and Recoupment. The Executive acknowledges and agrees that the restrictive covenants set forth in Sections 8 and 9 of the Employment Agreement (other than Section 9(c) of the Employment Agreement) and the clawback and recoupment provisions set forth in Section 3(c)(ii) of the Employment Agreement shall remain in full force and effect following the Resignation Date in accordance with their respective terms.

5. Section 409A. It is intended that this Agreement shall comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations relating thereto, or an exemption to Section 409A of the Code. Any payments that qualify for the “short-term deferral” exception shall be paid under such exception. For purposes of Section 409A of the Code, each payment under this Agreement shall be treated as a separate payment for purposes of the exclusion for certain short-term deferral amounts. In no event may the Executive, directly or indirectly, designate the calendar year of any payment under this Agreement.

6. Miscellaneous.

(a) Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, as applicable, the Company, the Bank, and the Executive and their respective personal or legal representatives, executors, administrators, successors, assigns, heirs, distributees, and legatees. This Agreement is personal in nature and the Executive shall not, without the written consent of the Company and the Bank, assign, transfer, or delegate this Agreement or any rights or obligations hereunder.

(b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to such state’s laws and principles regarding the conflict of laws.

(c) Amendment; Entire Agreement. No provision of this Agreement may be amended, modified, waived, or discharged unless such amendment, waiver, modification, or discharge is agreed to in writing and such writing is signed by the Company, the Bank, and the Executive. From and after the Resignation Date, this Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof, including, without limitation, the Employment Agreement (except as explicitly provided in this Agreement).

(d) Notice. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

if to the Executive:

At the address most recently on the books and records of the Company.

if to the Company and the Bank:

Sterling Bancorp or Sterling National Bank, as applicable

400 Rella Boulevard

Montebello, New York 10901

Attention: General Counsel

or to such other address as any party shall have furnished to the others in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

(e) Headings. The headings of this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

STERLING BANCORP

By:	/s/ Jack L. Kopnisky
	Name:	Jack L. Kopnisky
	Title:	President, Chief Executive Officer and Director (Principal Executive Officer)

STERLING NATIONAL BANK

By:	/s/ Jack L. Kopnisky
	Name:	Jack L. Kopnisky
	Title:	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Howard M. Applebaum
Howard M. Applebaum

[Signature Page to Applebaum Separation Agreement]

EXHIBIT A

RELEASE AGREEMENT

THIS RELEASE AGREEMENT (this “Agreement”) is made and entered into on the 29th day of January 2015 by and between Sterling Bancorp (the “Company”) and Howard M. Applebaum (the “Executive”).

WHEREAS, the Company, Sterling National Bank, a national bank organized and existing under the laws of the United States of America (the “Bank”), and the Executive are parties to a Separation Agreement, dated as of January 29, 2015 (the “Separation Agreement”), pursuant to which the Executive is eligible, subject to the terms and conditions set forth in the Separation Agreement, to receive certain compensation and benefits in connection with the termination of the Executive’s services to the Company and the Bank.

NOW, THEREFORE, in consideration of the Company agreeing to provide the compensation and benefits under Section 2(b) of the Separation Agreement to the Executive and of other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged by the parties, it is agreed as follows:

1. In exchange for the consideration referenced above, the Executive hereby completely, irrevocably, and unconditionally releases and forever discharges the Company, and any of its predecessor or affiliated companies, and each and all of their officers, agents, directors, supervisors, employees, representatives, and their successors and assigns, and all persons acting by, through, under, for, or in concert with them, or any of them, in any and all of their capacities (hereinafter individually or collectively, the “Released Parties”), from any and all charges, complaints, claims, and liabilities of any kind or nature whatsoever, known or unknown, suspected or unsuspected (hereinafter referred to as “claim” or “claims”) which the Executive at any time heretofore had or claimed to have or which the Executive may have or claim to have regarding events that have occurred as of the Effective Date (as defined below) of this Agreement, including, without limitation, those based on: any employee welfare benefit or pension plan governed by the Employee Retirement Income Security Act of 1974, as amended (hereinafter “ERISA”) (provided that this release does not extend to any vested benefits of the Executive under the Company’s pension and welfare benefit plans as of the date of the Executive’s termination of services); the Civil Rights Act of 1964, as amended (race, color, religion, sex and national origin discrimination and harassment); the Civil Rights Act of 1966 (42 U.S.C. § 1981) (discrimination); the Age Discrimination in Employment Act of 1967, as amended (hereinafter “ADEA”); the Older Workers Benefit Protection Act, as amended; the Americans With Disabilities Act, as amended (hereinafter “ADA”); § 503 of the Rehabilitation Act of 1973; the Fair Labor Standards Act, as amended (wage and hour matters); the Family and Medical Leave Act, as amended (family leave matters); any other federal, state, or local laws or regulations regarding employment discrimination or harassment, wages, insurance, leave, privacy, or any other matter; any negligent or intentional tort; any contract, policy, or practice (implied, oral, or written); or any other theory of recovery under federal, state, or local law, and whether for compensatory or punitive damages, or other equitable relief, including, but not limited to, any and all claims which the Executive may now have or may have had, arising from or in any way whatsoever connected with the Executive’s employment, service, or contacts, with the Company or any other of the Released Parties. Notwithstanding the foregoing, the released claims do not include, and this Agreement does not release, any: (a) rights to compensation and benefits provided under Section 2(b) of the Separation Agreement; (b) rights to indemnification the Executive may have under applicable law, or the bylaws or certificate of incorporation of the Company, any applicable director and officer liability policy or under the Employment Agreement, dated as of April 3, 2013, by and among the Company, the Bank, and the Executive, as a result of having served as an officer or director of the Company or any of its affiliates; and (c) any claims that the Executive may not by law release through a settlement agreement such as this.

2. To the extent permitted by law, the Executive agrees that the Executive will not cause or encourage any future legal proceedings related to any of the matters released in this Agreement to be maintained or instituted against any of the Released Parties. To the extent permitted by law, the Executive agrees that the Executive will not accept any remedy or recovery arising from any charge filed or proceedings or investigation conducted by the EEOC or by any state or local human rights or employment rights enforcement agency relating to any of the matters released in this Agreement.

3. Older Workers Benefit Protection Act /ADEA Waiver:

(a) The Executive acknowledges that the Company has advised the Executive in writing to consult with an attorney of the Executive’s choice before signing this Agreement, and the Executive has been given the opportunity to consult with an attorney of the Executive’s choice before signing this Agreement.

(b) The Executive acknowledges that the Executive has been given the opportunity to review and consider this Agreement for a full 21 days before signing it, and that, if the Executive has signed this Agreement in less than that time, the Executive has done so voluntarily in order to obtain sooner the benefits of this Agreement.

(c) The Executive further acknowledges that the Executive may revoke this Agreement within seven days after signing it, provided that this Agreement will not become effective until such seven-day period has expired. To be effective, any such revocation must be in writing and delivered to Company’s principal place of business by the close of business on the seventh day after signing the Agreement and must expressly state the Executive’s intention to revoke this Agreement. Provided that Executive does not timely revoke this Agreement, the eighth day following the Executive’s execution hereof shall be deemed the “Effective Date” of this Agreement.

(d) The parties hereto also agree that the release provided by the Executive in this Agreement does not include a release for claims under the ADEA arising after the date the Executive signs this Agreement.

4. The Executive shall promptly turn over to the Company any and all documents, files, computer records, or other materials belonging to, or containing confidential or proprietary information obtained from, the Company that are in the Executive’s possession, custody, or control, including any such materials that may be at the Executive’s home.

5. This Agreement shall not in any way be construed as an admission by the Company of any acts of unlawful conduct, wrongdoing, or discrimination against the Executive,

and the Company specifically disclaims any liability to the Executive on the part of itself, its employees, and its agents.

6. This Agreement cannot be amended, modified, or supplemented in any respect except by written agreement entered into and signed by the parties hereto.

7. The Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflict of laws.

8. The Executive hereby acknowledges that the Executive has read and understands the terms of this Agreement and that the Executive signs it voluntarily and without coercion. The Executive further acknowledges that the Executive was given an opportunity to consider and review this Agreement and the waivers contained in this Agreement, that the Executive has done so and that the waivers made herein are knowing, conscious, and with full appreciation that the Executive is forever foreclosed from pursing any of the rights so waived.

9. The Agreement may be signed in counterparts, and each counterpart shall be considered an original for all purposes.

PLEASE READ THIS AGREEMENT CAREFULLY; IT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Executive has executed this Agreement, as of the date first written above.

EXECUTIVE

/s/ Howard M. Applebaum
Howard M. Applebaum

STERLING BANCORP

By:	/s/ Jack L. Kopnisky
	Name:	Jack L. Kopnisky
	Title:	President, Chief Executive Officer and Director (Principal Executive Officer)

[Signature Page to Applebaum Release Agreement]